UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 30, 2006
LAND O’LAKES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES
EXHIBIT INDEX
Press Release

ITEM 8.01 OTHER EVENTS
     On June 30, 2006, Land O’Lakes, Inc., a Minnesota cooperative corporation (the “Company”), announced that its wholly-owned subsidiary, MoArk, LLC and certain of its subsidiaries (together, “MoArk”), had completed the asset sale contemplated in the May 23, 2006 Asset Sale and Purchase Agreement (the “Agreement”) entered into with Golden Oval Eggs, LLC and GOECA, LP (together “Golden Oval”).
     As disclosed previously, the Agreement sets forth the terms and conditions that governed the sale of MoArk’s liquid egg operations (the “Egg Products Business”) to Golden Oval. In exchange for the Egg Products Business, Golden Oval paid approximately $38 million in cash, plus an additional $17 million in the form of a three-year note payable to the Company, with the possibility of incremental earn-out amounts if Golden Oval surpasses certain performance measures. MoArk also received $5 million of equity in Golden Oval, which it has assigned to the Company. MoArk will continue to operate its shell egg business.
     A copy of the related press release is attached hereto as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.

Date: June 30, 2006	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX
99.1 Press release dated June 30, 2006.